ESCROW AGREEMENT


          THIS ESCROW AGREEMENT is made as of the 26th day of October, 1998.

AMONG:

          BIG HORN RESOURCES LTD., a corporation governed by the laws of Canada ("Big Horn")

                                    - and -

          EUROGAS, INC., a corporation governed by the laws of the State of Utah, United States of America ("EuroGas")

                                    - and -

          CODE HUNTER WITTMANN, barristers and solicitors, a partnership carrying on business in the City of Calgary, Alberta (the "Escrow Agent")

          WHEREAS Big Horn has agreed, subject to receipt of all regulatory and shareholder approvals, to issue, by way of private placement, an aggregate of 10,000,000 common shares at a price of $0.65 per share;

          AND WHEREAS pursuant to a share subscription agreement of even date herewith between Big Horn and EuroGas, EuroGas has agreed to purchase an aggregate of 8,500,000, common shares of Big Horn;

          AND WHEREAS for purposes of temporary convenience, EuroGas has agreed to advance monies in respect of the entire 10,000,000 common shares of Big Horn to be offered by way of private placement;

          AND WHEREAS it is agreed that the proceeds of the private placement are to be held in escrow pending the receipt of the approval of the shareholders of Big Horn to the issuance of the common shares of Big Horn in connection with the private placement;

          AND WHEREAS the recitals to this Agreement are made by the parties, other than the Escrow Agent.

          NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby mutually admitted by each of the parties, the parties hereby agree as follows:

                                ARTICLE 1
                              INTERPRETATION

1.1 Definitions - Whenever used in this Agreement, unless there is something inconsistent in the subject matter or context, the following terms shall have the following meanings:

     (a) "Agreement" means this Escrow Agreement, including all schedules and all instruments supplementing or amending or confirming this Agreement and references to "Article" or "Section" mean and refer to the specified Article or Section of this Agreement;

     (b)  "Authorized Person" shall have the meaning set out in Section 4.1;

     (c) "Business Day" means a day other than a Saturday, Sunday or statutory holiday in Alberta or Utah;

     (d)  "Common Shares" means common shares of Big Horn;

     (e) "Escrow Funds" means the amount of Cdn. $6,500,000, being the subscription funds for the Common Shares offered on the Private Placement, or such lesser amount as may be held in trust by the Escrow Agent pursuant to the terms of this Agreement from time to time;

     (f)  "Interest" shall have the meaning set out in Section 2.3;

     (g) "Private Placement" means the issuance by way of private placement of an aggregate of 10,000,000 Common Shares at a price of $0.65;

     (h) "Regulatory Approvals" means any approval or consent required by any securities regulatory body or stock exchange in Canada or the United States which, upon the advice of the Corporation's legal counsel, may be required in connection with the Private Placement;

     (i) "Shareholder Approvals" means that shareholders holding a majority of the shares entitled to vote at the Shareholders' Meeting have approved of the Private Placement; and

     (j) "Shareholders' Meeting" means the special meeting of the shareholders of Big Horn to be held on or about November 30, 1998 wherein the shareholders of Big Horn will be asked to approve of the Private Placement;

1.2 Gender and Number - Words importing the singular include the plural and vice versa; and words importing gender include all genders.

1.3 Headings - Article and Section headings contained in this Agreement are included solely for convenience, are not intended to be full or accurate descriptions of content and shall not be considered part of this Agreement.

1.4 Applicable Law - This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable in Alberta and shall be treated, in all respects, as an Alberta contract.

1.5 Currency - Unless otherwise indicated, all dollar amounts referred to in this Agreement and in any notice delivered pursuant to the terms of this Agreement are in Canadian funds.

                                 ARTICLE 2
            APPOINTMENT OF ESCROW AGENT AND INVESTMENT OF FUNDS

2.1 Appointment of Escrow Agent - Big Horn and EuroGas hereby appoint the Escrow Agent to act as escrow agent on the terms and conditions set forth in this Agreement and the Escrow Agent hereby accepts such appointment on such terms and conditions.

2.2 Deposit - EuroGas hereby delivers the Escrow Funds by wire transfer of immediately available funds to an account designated by the Escrow Agent and the Escrow Agent, by its execution and delivery of this Agreement, acknowledges receipt of such funds. The Escrow Agent agrees to hold the Escrow Funds in trust and to place such funds in an interest-bearing bank account established at The Bank of Nova Scotia in the name of the Escrow Agent.

2.3 Interest on the Escrow Funds - Any interest or other income or gains earned on or in respect of the Escrow Funds (such net interest, income or gains being referred to in this Agreement as "Interest") shall be accrued and retained by the Escrow Agent and shall form part of the Escrow Funds.

                                     ARTICLE 3
                          RELEASE OF FUNDS FROM ESCROW

3.1 Direction - The following provisions shall govern with respect to the release of the Escrow Funds:

     (a) Upon receipt of a written notice from Big Horn (consented to by EuroGas) in the form attached hereto as Schedule "A" confirming that the Shareholders' Meeting has been held and that all necessary Shareholder Approvals and Regulatory Approvals have been obtained, the Escrow Agent shall remit the Escrow Funds, plus any accrued interest thereon, to Big Horn;

     (b) Upon receipt of a written notice from EuroGas (provided that such notice is not disputed by Big Horn in which case the provisions of
          Section 4.3 hereof shall apply) confirming that the Shareholders' Meeting has been held and that all necessary Shareholder Approvals and Regulatory Approvals have not been obtained, the Escrow Agent shall remit the Escrow Funds, plus any accrued interest thereon, to EuroGas;

     (c) the Escrow Agent may, from time to time, release all or part of the Escrow Funds upon a joint written direction from EuroGas and Big Horn;

3.2 Votes Cast at Shareholders' Meeting - The parties acknowledge and agree that Ontario Securities Commission Policy 9.1 applies to the Private Placement such that Oxbridge Limited ("Oxbridge"), Rockwell Limited ("Rockwell") and Conquest Financial Corporation ("Conquest") shall each be considered to be a "related party" to Big Horn (within the meaning of such O.S.C. Policy 9.1) and that as a result of the application of Part VIII of O.S.C. Policy 9.1 the Common Shares of Big Horn owned, directly or indirectly by, or under the control or direction of, Oxbridge, Rockwell and Conquest may not be voted at the Shareholders' Meeting.

3.3 No Claim to Released Funds - Upon the proper release of any part or all of the Escrow Funds in the applicable Escrow Accounts in accordance with the terms of this Agreement, the rights of Big Horn and EuroGas with respect to such released Escrow Funds shall be terminated.

                                     ARTICLE 4
                                 THE ESCROW AGENT

4.1       General

     (a) Each of Big Horn and EuroGas shall each file with the Escrow Agent a certificate of incumbency setting forth the name of an individual or individuals authorized to give instructions, directions or statutory declarations to the Escrow Agent on their behalf (the "Authorized Person"), together with a specimen signature of such person or persons. Each of Big Horn and EuroGas may file further certificates of incumbency from time to time and the Escrow Agent shall be entitled to rely on the latest certificate of incumbency filed with it.

     (b) The Escrow Agent shall be fully protected in acting upon any instrument, certificate or paper believed by it in good faith to be genuine and to be signed or represented by an Authorized Person and in
          such event the Escrow Agent    8shall be under no duty to make
          investigations or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

4.2 Indemnity - Big Horn and EuroGas will (in addition to any right of indemnity by law given to the Escrow Agent) at all times jointly and severally indemnify the Escrow Agent and its partners, employees and agents against all taxes, liabilities, damages, losses, actions, proceedings, legal and professional fees, costs, claims and demands in respect of any matter or thing done or omitted by it in any way relating to this Agreement, other than taxes, liabilities, damages, losses, actions, proceedings, costs, claims or demands arising from the gross negligence or willful misconduct on the part of the Escrow Agent. Notwithstanding the lapse or termination of this Agreement, this
Section 4.2 shall survive and continue for the benefit of the Escrow Agent.

4.3 Dispute - Notwithstanding any other provision of this Agreement, in the event of a dispute as to the Escrow Funds, or any portion thereof, or any provisions of this Agreement or the transaction between the parties, then:

     (a) the Escrow Agent shall be under no obligation to act, except under process or order of any court, or the joint direction of Big Horn and EuroGas in resolution of such dispute and it shall sustain no liability for its failure to act pending such process or court order or the joint direction of Big Horn and EuroGas in resolution of such dispute; and

     (b) the Escrow Agent may, in its sole and absolute discretion, deposit the Escrow Funds or any portion thereof, with the Clerk of a court of competent jurisdiction in Calgary, Alberta, and interplead this Agreement and all other relevant documents and monies and upon so depositing such documents and monies and filing its interpleader it shall be relieved of all liability under the terms hereof.

4.4 Return of Escrow Funds - Notwithstanding anything else in this Agreement, if the Escrow Agent has not dispersed the Escrow Funds or received a notice that there is a dispute as to all or a portion of the Escrow Funds by December 31, 1998, the Escrow Agent shall be entitled, in its discretion, to return the Escrow Funds to EuroGas, together with any interest accrued thereon whereupon this Agreement shall terminate and the Escrow Agent shall have no further duties or obligations in respect of the Escrow Funds.

4.5 Counsel - The Escrow Agent may employ such counsel and advisers as it may reasonably require for the purpose of discharging its duties under this Agreement and the Escrow Agent may act and shall be protected in acting in good faith on the opinion or advice of or information obtained from any such counsel or adviser in relation to any matter arising under this Agreement.

4.6       Replacement of Escrow Agent

     (a) The Escrow Agent may resign and be discharged from all further duties under this Agreement by giving ten (10) days' notice of its resignation in writing to each of Big Horn and EuroGas.

     (b) Big Horn and EuroGas may at any time on ten (10) days' joint written notice remove the Escrow Agent and appoint a new escrow agent.

     (c) In the event of the Escrow Agent resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting under this Agreement, Big Horn and EuroGas shall forthwith appoint a new Escrow Agent and any Escrow Agent so appointed shall be subject to resignation or removal in the same manner as was the original Escrow Agent.

     (d) In the event that a successor Escrow Agent has not been appointed at the time the notice period for the Escrow Agent's resignation expires, the Escrow Agent shall deposit the Escrow Funds with the clerk of a court of competent jurisdiction in the City of Calgary, Alberta and shall interplead all of the parties to this Agreement. Upon so depositing the Escrow Funds and filing its pleadings, this Agreement shall terminate as to the Escrow Agent.

     (e) In the case of the appointment of a new Escrow Agent under this Agreement, the predecessor Escrow Agent shall transfer the Escrow Funds to the new Escrow Agent duly appointed and shall thereupon be released from further duties under this Agreement.

     (f) Upon its appointment, the new Escrow Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named in this Agreement as Escrow Agent, without any further assurance, conveyance, act or deed and there shall be immediately executed, at the expense of Big Horn and EuroGas, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring to the Escrow Agent a full estate in the premises.

     (g) The Escrow Agent shall have no duties or liabilities except those which are expressly set forth in this Agreement. The Escrow Agent shall have no liability or responsibility arising under any agreement, including any agreement referred to in this Agreement, to which the
          Escrow Agent is not a party   11and shall not be bound by any notice
          of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing, signed by Big Horn and EuroGas and, if the duties or indemnification of the Escrow Agent herein are thereby affected, unless it shall have given its prior written consent thereto.

                                     ARTICLE 5
                                      GENERAL

5.1       Time of the Essence - Time shall be of the essence of this Agreement.

5.2 Notice - Any notice or other communication or writing required or permitted to be given under this Agreement or for the purposes of this Agreement (a "notice") shall be in writing and shall be sufficiently given if delivered personally or if transmitted by facsimile transmission (with original to follow by mail) or other form of recorded communication tested prior to transmission, to:

     (a)  in the case of a notice to 701870:

          Big Horn Resources Ltd.
          1717, 700 - 4th Avenue S.W.
          Calgary, Alberta T2P 3J4

          Attention:     Mr. Reg Greenslade
          Fax:      (403) 294-1197

     (b)  in the case of a notice to EuroGas:

          EuroGas, Inc.
          942 East 7145 South, #101A
          Midvale, Utah
          U.S.A.  84047

          Attention:     Hank Blankenstein
          Fax:      (801) 255-2005

     (c)  in the case of a notice to the Escrow Agent:

          Code Hunter Wittmann
          Barristers & Solicitors
          Suite 1200, Scotia Centre
          700 - 2nd Street S.W.
          Calgary, Alberta  T2P 4V5

          Attention:     Mr. Richard F. McHardy
          Fax:      (403) 263-9193

or to such other address as the party to whom such notice is to be given shall have last notified the party giving the same in the manner provided in this Section. Any notice so delivered shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following the day it is so delivered. Any notice so transmitted by facsimile transmission or other form of recorded communication shall be deemed to have been given and received on the day of its confirmed transmission (as confirmed by the transmitting medium), provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following such day.

5.3 Severability - Any condition hereof that is held to be inoperative, unenforceable or invalid in any jurisdiction shall be inoperative, unenforceable or invalid in that jurisdiction without affecting any other condition hereof in that jurisdiction or the operation, enforceability or validity of that condition in any other jurisdiction, and to this end the conditions hereof are declared to be severable.

5.4 Further Assurances - Big Horn and EuroGas will at any time and from time to time, upon the request of another party or the Escrow Agent, execute and deliver such further documents and do such further acts and things as may reasonably be requested in order to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

5.5 No Waiver - No failure or delay on the part either of Big Horn and EuroGas in exercising any right, power or remedy provided herein may be, or may be deemed to be, a waiver thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise of such right, power or remedy or any other right, power or remedy.

5.6 Amendments - This Agreement may be amended or cancelled other than pursuant to Section 4.4 by and upon written notice to the Escrow Agent at any time given jointly by Big Horn and EuroGas but the duties and responsibilities and indemnification of the Escrow Agent shall not be affected without its written consent.

5.7 Successors - This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their successors and assigns.

5.8 Counterparts - This Agreement may be executed by the parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF the parties have duly executed this Agreement.


BIG HORN RESOURCES LTD.                     EUROGAS, INC.


Per: /s/ Reginald Greenslade                Per: /s/ Hank Blankenstein


                                            CODE HUNTER WITTMANN


                                            Per: /s/ Richard F. McHardy